Supplemental Information Health Management Associates, Inc. (“HMA”) December 31, 2013 Exhibit 99.2

Forward-Looking Statements
This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act,
Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this presentation other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” anticipates,” “intends,” “plans,” “believes,” “estimates,”
“thinks,” and similar expressions, are forward-looking statements. Although Community Health Systems, Inc. (the
“Company”) believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this presentation.
The consolidated operating results for the year ended December 31, 2013, are not necessarily indicative of the results that may be experienced for any such future period or for any future year. The Company cautions that the projections for calendar year 2014 set forth in this presentation are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

HMA’s Change in Estimates and Fourth Quarter Adjustments
Change in Estimate to
Allowance for Doubtful
Accounts and Contractual
Allowances
•
Centralizing business offices
•
Changes in key management personnel
•
Estimated deterioration in net realizable value in A/R
•
Analysis on historical write-offs and subsequent cash
collections
Additional Legal Contingencies
Write-offs of Discontinued
Construction Projects,
Recovery Audit Contractor
Adjustments and Other
•
Change in estimates based on additional facts and
circumstances
•
Recovery Audit Contractor adjustments
•
Change in construction project priorities
Change in Estimates to
Amounts Due to Third Party
Payors and Other Government
Receivables
•
Review of certain claims by CHS

$5.9
$37.0
$246.3
$34.0
Area of Impact *        HMA’s Financial Impact * Triggering Events *
($ in millions)
* Please note statement on slide 4.

Change in Estimate Adjustments of
HMA’s 2013 Financials
The adjustments for the change in estimate to the allowance for doubtful accounts and contractual allowances were $246 million.
In previous acquisitions, adjustments to the allowance for doubtful accounts and contractual allowances have typically occurred in periods following the acquisition. Since these changes in estimate were recorded in 2013, material conforming changes are not
expected in the first quarter of 2014. In the case of our acquisition of Triad, in the third quarter of 2007, adjustments related to conforming accounting policies and estimation processes totaled
$166 million in the fourth quarter of 2007 and affected the run rate by approximately $20 million, as previously stated.

HMA’s Reconciliation of Loss from Continuing Operations
to Adjusted EBITDA Prior to Change in Estimate Adjustments
Year Ended
12/31/2013
Loss from continuing operations (235,990) $
Depreciation and amortization 390,993
Interest expense 281,254
Income tax benefit (135,341)
Change in control and other related expenses 133,033
Write-offs of deferred debt issuance costs
     and other related expenses 584
Other 1,928
Adjusted EBITDA prior to change in
     estimate adjustments
436,461 $

HMA’s Year Ended 2013 Adjusted EBITDA
Year Ended
12/31/2013
Adjusted EBITDA prior to add backs of change in
      estimate adjustments 436,461 $
Change in estimate adjustments
Change in estimate to allowance for doubtful accounts
        and contractual allowances 246,293
Additional legal contingencies 36,959
Change in estimates to amounts due to third party payors
       and other government receivables 33,973
Write-offs of discontinued construction projects, Recovery
       Audit Contractor adjustments and other 5,912
Adjusted EBITDA (previously disclosed on February 18, 2014)
759,598 $

EBITDA consists of net income attributable to Health Management Associates, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt, change in control and other related expenses and net income attributable to noncontrolling interests. HMA has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors HMA’s portion of EBITDA generated by continuing operations. The
Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the
Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.
Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
HMA’s Unaudited Supplemental Information

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):
HMA’s Unaudited Supplemental Information
Year Ended
December 31,
2013
Adjusted EBITDA 436,461 $
Interest expense (281,254)
Income tax benefit 135,341
Change in control and other related expenses (133,033)
Amortization of debt discounts 11,902
Amortization and fair value adjustment of interest rate swap 74,633
Deferred income taxes (36,719)
Stock-based compensation expense 58,909
Equity compensation excess tax benefits (19,056)
Other non-cash expenses, net 796
Changes in operating assets and liabilities, net (21,404)
Net cash provided by operating activities 226,576 $